SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): October 1, 2010


                          SYNERGY RESOURCES CORPORATION
                          -----------------------------
             (Exact name of Registrant as specified in its charter)


             Colorado                  None                  20-2835920
  ----------------------        ------------------     ----------------------
(State or other jurisdiction  (Commission File No.)        (IRS Employer
     of incorporation)                                  Identification No.)



                                20203 Highway 60
                           Platteville, Colorado 80651
               -------------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (970) 737-1073
                                                           --------------

                                       N/A
                         -----------------------------
                (Former name or former address if changed since last report)

Item 1.01   Entry Into a Material Definitive Agreement

     On October 1, 2010, by approval of the board of directors, Synergy Resources Corporation (the "Company") acquired oil and gas properties from
Petroleum Management, LLC and Petroleum Exploration and Management, LLC (collectively referred to as "PEM") for $1,017,435. PEM is controlled by Ed Holloway and William E. Scaff, Jr., both officers and directors of the Company. The oil and gas properties consist of:

          o     6 producing oil  & gas wells
          o     2 shut in oil wells
          o     15 drill sites, net 6.25 wells
          o     Miscellaneous equipment

     The Company has a 100% working interest (80% net revenue interest) in the six producing wells and the two shut in wells.

     The oil and gas properties are located in the Wattenberg field, which is part of the Denver-Julesburg Basin.

     In 2009 PEM acquired the same oil and gas properties sold to the Company from an unrelated third party for $920,000. The difference in the price paid by the Company for the properties and the price PEM paid for the properties represents interest on the amount paid by PEM for the properties, closing costs and equipment improvements.


Item 2.01   Completion of Acquisition or Disposition of Assets

      See Item 1.01 of this report.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2010


                                    SYNERGY RESOURCES CORPORATION


                                    By:  /s/ Ed Holloway
                                         -------------------------------------
                                         Ed Holloway, President